UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 19, 2016

FISION Corporation

(Exact name of registrant as specified in its charter)

(formerly DE Acquisition 6, Inc.)

Delaware	000-53929	27-2205792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 First Avenue North, Suite 620 Minneapolis, Minnesota	55401
(Address of principal executive offices)	(Zip Code)

(612) 927-3700

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant

(a) Change in Registrant's Certifying Accountant

(i) Effective December 28, 2015, registrant FISION Corporation (the "Company") engaged in a triangular merger transaction resulting in Fision Holdings, Inc., a Minnesota corporation becoming a wholly-owned subsidiary of the Company. For accounting purposes, Fision Holdings, Inc. was treated as the acquiring entity and the Company as the acquired entity.

(ii) As a result of this merger, the Company has determined to change its independent public accountant, and accordingly on January 19, 2016 the Board of Directors of the Company dismissed MALONE BAILEY LLP as its independent public accountants.

(iii) The report of MALONE BAILEY LLP on the financial statements of the Company for its most recent two fiscal years and through the date of dismissal contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle.

(iv) In connection with its audit for the past two fiscal years and through the date of dismissal, there have been no disagreements with MALONE BAILEY LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of MALONE BAILEY LLP would have caused them to make reference thereto in its report on the financial statements of the Company for such period.

(v) During the past two fiscal years and through the date of dismissal, none of the events specified in Item 304(a)(1)(iv) of Regulation S-K have occurred.

(vi) During the past two fiscal years and through the date of dismissal, none of the events specified in Item 304(a)(1)(ii) of Regulation S-K have occurred, except that MALONE BAILEY LLP issued the year-end audit ending February 28, 2015, issuing a going concern opinion, which contemplates the realization of assets and liquidation of liabilities in the normal course of business, as the Company had no revenues and generated no operations.

(vii) During the past two fiscal years and through the date of dismissal, none of the events specified in Item 304(a)(1)(v)(A) of Regulation S-K have occurred, except that MALONE BAILEY LLP advised the Company of the existence of a material weakness as of February 28, 2014 and February 28, 2015, in the 2014 and 2015 year-end audits. The prior management had only one employee and there were no segregation of duties, as the sole employee oversaw bank reconciliations, posting payables, and so forth, so there were no checks and balances on internal controls.

(viii) The Company has requested that MALONE BAILEY LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the foregoing statements, and this letter dated January 19, 2016 from the Company's former certifying public accountant is attached hereto as Exhibit 16.1.

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(b) New Independent Public Accountants.

On January 19, 2016 the Company retained Patrick D. Heyn, CPA, P.A. to be its principal independent PCAOB registered public accounting firm. During the two most recent fiscal years and to the date of this report, the Company has not consulted with Patrick D. Heyn, CPA, P.A. regarding either:

(i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements and either a written report was provided to the Company or oral advice was provided to the Company that Patrick D. Heyn, CPA, P.A. concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii) any matter that was the subject of a disagreement and required to be reported under Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

16.1	Letter from MALONE BAILEY LLP dated January 19, 2016 (filed herewith).

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISION CORPORATION (Registrant)

Dated: January 19, 2016	By:	/s/ Garry Lowenthal
Garry Lowenthal
Chief Financial Officer

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